Exhibit 99.1

ASTROTECH ANNOUNCES

CONFIRMED AGLAB, INC. FIELD TRIAL RESULTS

Austin, Texas – May 9, 2023 –Astrotech Corporation (NASDAQ: ASTC) (the “Company”), is announcing today that its subsidiary, AgLAB, Inc., confirmed the results from field trials using the AgLAB 1000-D2TM mass spectrometer and the Maximum Value ProcessTM testing method (“AgLAB MVP”). AgLAB MVP is designed to improve yields and bottom-line profits for hemp (CBD) and cannabis (THC) producers of distilled oils.

Large scale CBD and THC oil processors use molecular distillation systems (“MDS”) to produce the valuable oils that are used in lotions, pills, tinctures, and cartridges. Using the AgLAB MVP solution, customers are now able to analyze the oils during processing and make near real-time adjustments that can boost the ending-weight yields and potencies.

“The AgLAB 1000 is a powerful tool for large-scale distillers. This product and method fill a void by providing an easy and accurate real-time analysis that is used to make the right adjustments and improve the yields,” said Joe Levinthal, Chief Science Officer and Master Distiller of AgLAB.

“After hundreds of field sample tests, we are excited to announce the results using the AgLAB 1000-D2 mass spectrometer and the MVP testing method, which we believe demonstrate how valuable this tool can be for large-scale cannabis and hemp oil processors. During our field trials, we were able to improve ending-weight yields by an average of 30%, increasing customer profitability,” stated Thomas B. Pickens III, CEO and CTO of Astrotech.

About the AgLAB 1000™ and the BreathTest-1000™

This press release contains information about our new products under development, AgLAB 1000 and BreathTest-1000. Product development involves a high degree of risk and uncertainty, and there can be no assurance that our new products will be successfully developed, achieve their intended benefits, receive full market authorization, or be commercially successful. In addition, FDA approval will be required to market BreathTest-1000 in the United States. Obtaining FDA approval is a complex and lengthy process, and there can be no assurance that FDA approval for BreathTest-1000 will be granted on a timely basis or at all.

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB develops and sells chemical analyzers for use in the agriculture market. BreathTech is developing a breath analysis tool to screen for volatile organic compounds that that could indicate infections or critical conditions. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the adverse impact of recent inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing war in Ukraine and the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530